Exhibit 99.2

John Deere Owner Trust 2004

Statement to Noteholders

$205,000,000   Class A-1 1.14% Asset Backed Notes due May 13, 2005

$186,000,000   Class A-2 1.68% Asset Backed Notes due November 15, 2006

$185,000,000   Class A-3 2.32% Asset Backed Notes due December 17, 2007

$158,280,000   Class A-4 3.02% Asset Backed Notes due March 15, 2011

  $18,930,000   Class B 2.90% Asset Backed Notes due March 15, 2011

    $3,778,476   Asset Backed Certificates

Payment Date:	15-Apr-05

(1) Amount of principal being paid on the Notes:

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$22,968,568.85
	per $1,000 original principal amount:	$123.49

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	B Notes:	$815,661.00
	per $1,000 original principal amount:	$43.09

(f)	Total	$23,784,229.85

(2) Interest on the Notes

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$225,350.00
	per $1,000 original principal amount:	$1.21

(c)	A-3 Notes:	$357,666.67
	per $1,000 original principal amount:	$1.93

(d)	A-4 Notes:	$398,338.00
	per $1,000 original principal amount:	$2.52

(e)	B Notes:	$43,598.91
	per $1,000 original principal amount:	$2.30

(f)	Total	$1,024,953.58

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(3) After giving effect to distributions on current Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000

(b) (i) outstanding principal amount of A-2 Notes:	$137,995,713.39
(ii) A-2 Note Pool Factor:	0.7419124

(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) outstanding principal amount of B Notes:	$17,225,269.31
(ii) B Note Pool Factor:	0.9099456

(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$502,279,458.70

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$497,350,654.92

(6) Pool Face Amount at the end of the related Collection Period:	$542,934,698.45

(7) Amount of Servicing Fee earned:	$433,756.75
per $1,000 original principal amount:	$0.57
Amount of Servicing Fee earned:	$433,756.75
Amount of Servicing Fee paid:	$433,756.75
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$988,415.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.20%

(13) Face Amount of Receivables 60 days or more past due:	$8,071,507.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.49%

(15) Aggregate amount of realized losses for the collection period	$56,456.78

(16) Aggregate amount of realized losses since 21-Apr-04	$173,950.55

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